Exhibit 99.1

Contact: Leah Stearns

Director, Investor Relations

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION DECLARES QUARTERLY DISTRIBUTION

BOSTON, MASSACHUSETTS – June 20, 2012 – American Tower Corporation (NYSE: AMT) announced that its board of directors has declared its quarterly cash distribution of $0.22 per share. The distribution is payable on July 18, 2012 to stockholders of record at the close of business on July 2, 2012.

About American Tower

American Tower is a leading independent global owner, operator and developer of wireless communications sites. American Tower currently owns and operates approximately 47,000 communications sites in the United States, Brazil, Chile, Colombia, India, Ghana, Mexico, Peru and South Africa. For more information about American Tower, please visit www.americantower.com.

Cautionary Language Regarding Forward-Looking Statements

This press release contains “forward-looking statements” concerning the Company’s goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Actual results may differ materially from those indicated in the Company’s forward-looking statements as a result of various factors, including those factors set forth in Item 1A of its Form 10-Q for the quarter ended March 31, 2012 under the caption “Risk Factors.” The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

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